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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------

   The following entities will be subsidiaries of The Petersen Companies, Inc. (the "Company") upon completion of the Reorganization described under the heading "The Reorganization" in the Company's Registration Statement on Form S-1 (Registration No. 333-33111). Unless otherwise indicated, each entity listed is wholly owned by the immediately preceding listed entity.

Name                                Jurisdiction of Formation
----                                -------------------------

Petersen Holdings L.L.C.              Delaware

Petersen Publishing Company L.L.C.    Delaware

Petersen Capital Corp.                Delaware